Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$342,536
Unrealized Gain (Loss) on Market Value of Futures	89,014
Dividend Income	3,586
Interest Income	6,171
Total Income (Loss)	$441,307

Expenses
General Partner Management Fees	$5,014
Professional Fees	6,539
Brokerage Commissions	1,381
Non-interested Directors' Fees and Expenses	95
Prepaid Insurance Expense	92
NYMEX License Fee	125
Total Expenses	13,246
Expense Waiver	(6,955)
Net Expenses	$6,291
Net Income (Loss)	$435,016

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$10,526,475
Net Income (Loss)	435,016

Net Asset Value End of Month	$10,961,491
Net Asset Value Per Share (200,000 Shares)	$54.81

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612